CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-46463) filed with the Securities and Exchange Commission on February 17, 1998.

                                                             ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 30, 2000